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                                                                   EXHIBIT 10.24











                             INTERCREDITOR AGREEMENT


                                     between


                                    KTI, INC.


                                       and


                           FINOVA CAPITAL CORPORATION




                                December 29, 1998



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                             INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT (this "Agreement"), dated as of December 29, 1998, is entered into by and among KTI, Inc., a New Jersey corporation ("KTI"), FINOVA CAPITAL CORPORATION, a Delaware corporation ("FINOVA"), and OAKHURST COMPANY, INC., a Delaware corporation ("Oakhurst"), with reference to the following facts:

                                    RECITALS

     A. Oakhurst intends to enter into the KTI Loan Documents (as defined below) with KTI, pursuant to which KTI will extend certain financing to Oakhurst for the benefit of Oakhurst Technology, Inc., a Delaware corporation ("OTI") on the terms and conditions set forth in such KTI Loan Documents.

     B. Oakhurst, together with Steel City Products, Inc., a Delaware corporation, Dowling's Fleet Service Co., Inc., a New York corporation, Oakhurst Management Corporation, a Texas corporation, Oakhurst Holdings, Inc., a Delaware corporation, and G&O Sales Company, a Pennsylvania corporation (collectively, "Borrowers"), have entered into various agreements with FINOVA, including that certain Loan and Security Agreement, dated as of March 28, 1996 (as it may be amended from time to time, the "FINOVA Loan Agreement"), pursuant to which FINOVA provides certain loans and financial accommodations to Borrowers.

     C. Pursuant to the FINOVA Loan Agreement, Oakhurst must obtain FINOVA's written consent prior to entering into the KTI Loan Documents and FINOVA is unwilling to give such consent unless KTI enters into this Agreement.

     D. Accordingly, to induce FINOVA to consent to Oakhurst entering into the KTI Loan Documents and to continue to extend to Oakhurst the loans contemplated under the FINOVA Loan Agreement, KTI is willing to enter into this Agreement with FINOVA.

                                    AGREEMENT

     NOW, THEREFORE, the parties agree as follows:

     1.   Certain Defined Terms.

          (a) General: When used in this Agreement, the following terms have the following respective meanings:

          "Agreement" has the meaning set forth in the introduction hereto.

          "Borrowers" has the meaning set forth in the recitals of this Agreement.

          "FINOVA" has the meaning set forth in the introduction of this Agreement.



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          "FINOVA Collateral" means the collateral set forth in Exhibit A attached hereto and incorporated by this reference.

          "FINOVA Debt" means all present and future indebtedness and other obligations (direct or indirect) owing by Oakhurst to FINOVA. FINOVA Debt includes (without limitation) the Obligations, all present and future representations, warranties, covenants, agreements, indemnities, and other obligations which Oakhurst or its successors and assigns may incur to FINOVA, including (without limitation) those incurred after the filing of a bankruptcy petition by or against Oakhurst.

          "FINOVA Loan Agreement" has the meaning set forth in the recitals of this Agreement.

          "KTI" has the meaning set forth in the introduction of this Agreement.

          "KTI Collateral" means the collateral as set forth in Exhibit B attached hereto and incorporated herein by this reference.

          "KTI Debt" means all present and future indebtedness and other obligations (direct or indirect) owing by Oakhurst to KTI. KTI Debt includes (without limitation) indebtedness owed under the KTI Loan Documents, together with any other debts, demands, monies, indebtedness, liabilities, and obligations now or hereafter owed by Oakhurst to KTI, including interest, principal, costs, and other charges, together with all claims, rights, causes of action, judgments, decrees and other obligations, including (without limitation) those incurred after the filing of a bankruptcy petition by or against Oakhurst.

          "KTI Loan Documents" means all instruments and agreements evidencing the KTI Debt, including, without limitation, that certain Letter Loan Agreement of even date herewith among Oakhurst, OTI and KTI and that certain Promissory Note, of even date herewith in the original principal amount of Eleven Million Five Hundred Thousand Dollars ($11,500,000), subject to increase in accordance with the Letter Loan Agreement, executed by Oakhurst to the order of KTI and any other notes which may hereafter be executed by Oakhurst to the order of KTI (collectively, the "KTI Note"), and that certain Pledge Agreement of even date herewith among Oakhurst, OTI and KTI, copies of which are attached hereto as Exhibit C and incorporated herein by this reference and as each may be amended, modified, supplemented or restated from time to time.

          "Lender" means either FINOVA or KTI.

          "Oakhurst" has the meaning set forth in the recitals to this Agreement.

          "OTI" has the meaning set forth in the recitals to this Agreement.

          (b) Other Terms. Unless otherwise defined in this Agreement, any and all initially capitalized terms set forth in this Agreement shall have the meaning ascribed thereto in the FINOVA Loan Agreement.




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     2.   Representations, Warranties, and Covenants.

          (a) KTI and Oakhurst represent, warrant, and covenant (jointly and severally) to FINOVA that:

               (i) Amount of KTI Debt. As of the date of this Agreement, the maximum commitment amount for the KTI Debt is Eleven Million Five Hundred Thousand Dollars ($11,500,000), subject to increase to an amount up to but not exceeding Seventeen Million Dollars ($17,000,000), in accordance with the provisions of the KTI Loan Documents.

               (ii) KTI Loan Documents. All KTI Loan Documents shall be conspicuously marked with substantially the following legend:

          "Subject to that certain Intercreditor Agreement, dated as of December 29, 1998, among KTI, Inc., a New Jersey corporation, FINOVA Capital Corporation, a Delaware corporation, and Oakhurst Company, Inc., a Delaware corporation."

and after being so marked the originals of the KTI Loan Documents shall be exhibited to FINOVA and a copy of the marked KTI Loan Documents shall be delivered to FINOVA.

               (iii) No Default. Oakhurst is not in default under any KTI Debt Document.

               (iv) Notice of Default. KTI and Oakhurst shall each promptly notify FINOVA of all defaults, events of default, and events which with the giving of notice or the passage of time, or both, would become events of default ("unmatured events of default") under any KTI Debt Document.

               (v) Further Action. Upon FINOVA's request, KTI and Oakhurst will promptly take all actions which FINOVA believes appropriate to carry out the purposes of this Agreement.

          (b) FINOVA and Oakhurst represent, warrant, and covenant (jointly and severally) to KTI that:

               (i) No Default. To the best of FINOVA's knowledge, Oakhurst is not in default under the FINOVA Loan Agreement.

               (ii) Further Action. Upon KTI's request, FINOVA and Oakhurst will promptly take all actions which KTI believes appropriate to carry out the purposes of this Agreement.

     3.   Priorities.

          (a) General. As more fully provided in the remainder of this Section 3, the KTI Debt is hereby subordinated and made junior to the FINOVA Debt, except with respect to payments made from any revenues or dividends generated by OTI and the assets of OTI, and



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except with respect to proceeds of the KTI Collateral, as to which the KTI Debt is senior and as to which the FINOVA Debt is subordinated.

          (b) Payments to KTI. Notwithstanding any terms or provisions set forth in the KTI Loan Documents, Oakhurst may make payments of interest and principal under the terms of the KTI Loan Documents; provided, however, such payments of principal and interest shall only be made (i) from the proceeds of dividends received from OTI, (ii) from the proceeds of the sale or disposition of the KTI Collateral and (iii) from the proceeds of Oakhurst's cash flow or other assets, including, without limitation, FINOVA Collateral; provided, that (A) Oakhurst has received FINOVA's prior written consent, which shall not be unreasonably withheld, (B) no such payment shall be made from the proceeds of Oakhurst's cash flow or other assets, including, without limitation, FINOVA Collateral prior to March 28, 1999 and (C) no Event of Default (as defined in the FINOVA Loan Agreement), or event which with notice or the passage of time would constitute an Event of Default, exists or has occurred and is continuing. Oakhurst and KTI agree (and KTI acknowledges such agreement) that Oakhurst shall in no event: (i) make any payments to KTI in respect of the KTI Debt except as provided in this
Section 3(b) or (ii) without FINOVA's prior written consent, execute or deliver any negotiable instruments as evidence of the KTI Debt.

          (c) Priority of Interests in FINOVA Collateral. KTI currently holds no security interest or lien in the FINOVA Collateral, or in any other assets of Oakhurst (other than its security interest in the KTI Collateral), as security for Oakhurst's payment and performance of its obligations to KTI under the KTI Loan Documents, and no such security interest or lien is currently contemplated to be granted by Oakhurst to KTI. In the event KTI hereafter acquires any security interest, lien, or other right or interest in the FINOVA Collateral, such security interest, lien, or other right or interest shall at all times be, prior to the indefeasible payment in full of the FINOVA Debt be junior, subordinate and subject to any security interest, lien or other right or interest FINOVA now has or may hereafter acquire in the FINOVA Collateral. The subordination provided in this Section 3(c) shall apply irrespective of the time or order of attachment or perfection of any security interest, irrespective of the time or order of filing of any financing statement or other document, and irrespective of any statute, rule, law, or court decision to the contrary.

          (d) Priority of Interests in KTI Collateral. FINOVA currently holds no security interest or lien in the KTI Collateral as security for Oakhurst's payment and performance of its obligations to FINOVA under the FINOVA Loan Agreement, and no such security interest or lien is currently contemplated to be granted by Oakhurst to FINOVA. In the event FINOVA hereafter acquires any security interest, lien, or other right or interest in the KTI Collateral, such security interest, lien, or other right or interest shall at all times be, prior to the indefeasible payment in full of the KTI Debt be junior, subordinate and subject to any security interest, lien or other right or interest KTI now has or may hereafter acquire in the KTI Collateral. The subordination provided in this
Section 3(d) shall apply irrespective of the time or order of attachment or perfection of any security interest, irrespective of the time or order of filing of any financing statement or other document, and irrespective of any statute, rule, law, or court decision to the contrary.




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     4.   Restrictions on Lenders' Actions.

          (a) Unless it shall have obtained FINOVA's prior written consent, until the FINOVA Debt has been paid in full KTI will not:

               (i) demand or accept any payment upon the KTI Debt, except as may be permitted by this Agreement;

               (ii) demand or take a security interest in or lien or encumber any FINOVA Collateral or other asset of Oakhurst other than the KTI Collateral; or

               (iii) commence, prosecute, or participate in any administrative, legal, or equitable action that in FINOVA's judgment might adversely affect Oakhurst's business or Oakhurst's ability to pay the FINOVA Debt, except that KTI may foreclose on the KTI Collateral.

          (b) Unless it shall have obtained KTI's prior written consent, until the KTI Debt has been paid in full FINOVA will not demand or take a security interest in or lien or encumber any KTI Collateral.

     5.   Remedies.

          (a) If Oakhurst or KTI attempts to violate Section 3(b) or Section 4(a)(i), or if KTI in any other manner receives any funds which by virtue of this Agreement it is precluded from receiving, KTI shall be deemed to hold any payment or distribution it receives in trust for FINOVA's benefit. In such case, KTI shall immediately remit such payment or distribution to FINOVA. If KTI attempts to violate Section 4(a)(ii), FINOVA (in FINOVA's or Oakhurst's name) or Oakhurst may seek injunctive or other equitable relief to prevent or stop KTI's actions, it being agreed that legal remedies may be inadequate. If KTI attempts to violate Section 4(a)(iii), Oakhurst may interpose as a defense or plea the making of this Agreement, and FINOVA may intervene and interpose such defense or plea in its own or Oakhurst's name. The remedies provided in this Section 5 are not exclusive; FINOVA shall be entitled to all other remedies available at law or in equity.

          (b) If FINOVA attempts to violate Section 4(b), KTI (in KTI's or Oakhurst's name) or Oakhurst may seek injunctive or other equitable relief to prevent or stop FINOVA's actions, it being agreed that legal remedies may be inadequate.

     6. No Action to Violate Lenders' Agreements. KTI shall not take any action which in FINOVA's judgment might cause Oakhurst to violate either the FINOVA Loan Agreement or any other agreement between Oakhurst and FINOVA or FINOVA's position in the FINOVA Collateral. FINOVA shall not take any action which in KTI's judgment might cause Oakhurst to violate either the KTI Loan Documents or KTI's position in the KTI Collateral.

     7. No Amendment of KTI Loan Documents. Unless FINOVA's prior written consent shall have been obtained, which consent shall not be unreasonably withheld, no KTI Debt Document may be amended or modified; provided, that the maximum amount outstanding



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under the KTI Loan Documents may be increased to an amount not to exceed
Seventeen Million Dollars ($17,000,000).

     8. Waiver. Each Lender hereby waives any right it may now or hereafter have to require the other Lender to marshall assets, to exercise rights or remedies in a particular manner, or to forbear from exercising such rights and remedies in any particular manner or order.

     9. No Constraint on FINOVA. Nothing contained in this Agreement shall preclude FINOVA from discontinuing its extension of credit to Oakhurst (whether under the FINOVA Loan Agreement or otherwise) or from taking (without notice to KTI, Oakhurst, or any other individual or entity) any other action in respect of the FINOVA Debt or the FINOVA Collateral which FINOVA is otherwise entitled to take with respect to the FINOVA Debt or the FINOVA Collateral. Among the actions which Lender may take in accordance with this Section 9 are: renewing, extending, and increasing the amount of the FINOVA Debt; otherwise changing the terms of the FINOVA Debt; settling, releasing, compromising, and collecting on the FINOVA Debt; making (and refraining from making) other secured and unsecured loans and advances to Oakhurst; amending any present or future agreement between FINOVA and Oakhurst; and all other actions which FINOVA deems advisable.

     10. Impact of Bankruptcy. If a voluntary or involuntary bankruptcy petition shall be filed respecting Oakhurst:

          (a) this Agreement (including the priority provisions contained in Section 3 shall continue in full force and effect;

          (b) KTI shall take no action in the bankruptcy proceeding which might (in FINOVA's opinion) adversely affect FINOVA's rights and interests respecting the FINOVA Debt; and

          (c) KTI shall take all actions reasonably requested by FINOVA to protect FINOVA's interests in the FINOVA Collateral and the FINOVA Debt during the course of such bankruptcy proceedings.

     11.  Miscellaneous.

          (a) Amendment. No amendment or waiver of this Agreement shall be effective unless in a writing signed by each party hereto.

          (b) Binding Effect; Governing Law; Venue. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Arizona. All actions and proceedings arising in connection with this Agreement shall be tried and litigated only in state or federal courts located in the County of Maricopa, State of Arizona, or (at FINOVA's sole option) in any other court in which FINOVA may initiate legal or equitable proceedings, so long as such court has subject matter jurisdiction. KTI and Oakhurst each waives any right it may have to plead forum non-conveniens or otherwise to object to venue, and hereby consents to any court-ordered relief.




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          (c) WAIVER OF RIGHT TO TRIAL BY JURY. EACH LENDER AND OAKHURST EACH
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT, AND ACKNOWLEDGES THAT EACH OTHER PARTY ALSO WAIVES SUCH RIGHT.

          (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one agreement.

          (e) Headings. The headings contained in this Agreement are for convenience only. They shall not affect the interpretation of this Agreement.

          (f) Attorneys' Fees; etc. In any suit or action brought to enforce this Agreement or to obtain an adjudication (declaratory or otherwise) of rights or obligations hereunder, the losing party shall pay to the prevailing party reasonable attorneys' fees and other costs and expenses incurred by the prevailing party.

          (g) Severability. Any provision of this Agreement that is prohibited by law or unenforceable in any jurisdiction shall be ineffective in that jurisdiction to the extent of such prohibition or unenforceability, without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permissible, the parties waive any law that renders this Agreement prohibited or unenforceable.

          (h) Entire Agreement. This Agreement constitutes the entire agreement between and among the parties regarding the subject matter hereof. This Agreement supersedes all prior and contemporaneous agreements between or among the parties with respect to the subject matter hereof.

          (i) Notice. All notices or demands by any party hereunder must be in writing and personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, or by prepaid telex, facsimile, telecopy, telegram (with messenger delivery specified), or other method of electronic communication as follows:

              FINOVA:             FINOVA CAPITAL CORPORATION
                                  355 South Grand Avenue, Suite 2400
                                  Los Angeles, California  90071
                                  Attention:   Dale Abernathy

              with a copy to:     KELLEY DRYE & WARREN LLP
                                  777 South Figueroa Street, Suite 2700
                                  Los Angeles, California 90017
                                  Attention:   Marshall C. Stoddard, Jr., Esq.

              KTI:                KTI, INC.
                                  7000 Boulevard East
                                  Guttenberg, New Jersey
                                  Attention:   President



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              with a copy to:     DORSEY & WHITNEY LLP
                                  Pillsbury Center South
                                  220 South Sixth Street
                                  Minneapolis, Minnesota  55402
                                  Attention:  Diane D. Malfeld, Esq.

              Oakhurst:           OAKHURST COMPANY, INC.
                                  3365 Spruce Lane
                                  Grapevine, Texas
                                  Attention:   ___________________

              with a copy to:     Roger M. Barzun, Esq.
                                  P.O. Box 767
                                  Concord, Massachusetts  01742-0767

The parties may change the address at which they receive notice, by giving notice to each other in the foregoing manner. Notices or demands sent in accordance with this Section shall be deemed to be received on the earlier of the date of actual receipt or five (5) calendar days after deposit in the United States mail.

          (j) Termination. This Agreement shall continue in full force and effect until Oakhurst has satisfied in full the FINOVA Debt or the KTI Debt, whichever is earlier.

          (k) Rules of Construction. As used in this Agreement, the singular includes the plural; the plural includes the singular. References to one gender include all genders. Unless otherwise specified, references to Sections, Exhibits, and parties refer to Sections, Exhibits, and parties of or to this Agreement. The words "include," "including," and similar words are not intended to be limiting.





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     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective duly authorized officers, as of the date first above written.

                                     KTI, INC.,
                                     a New Jersey corporation


                                     By:      /s/ Robert Wetzel
                                        ------------------------------
                                     Name:    Robert Wetzel
                                     Title:   Senior Vice President


                                     FINOVA CAPITAL CORPORATION,
                                     a Delaware corporation


                                     By:      /s/ Frank Monzo
                                        ------------------------------
                                     Name:    Frank Monzo
                                     Title:   Assistant Vice President



                                     OAKHURST COMPANY, INC.,
                                     a Delaware corporation


                                     By:      /s/ Robert M. Davies
                                        ------------------------------
                                     Name:    Robert M. Davies
                                     Title:   Chief Executive Officer



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                                    EXHIBIT A

                               (FINOVA Collateral)

          All of Oakhurst's now owned and hereafter acquired accounts (whether or not earned by performance), any letters of credit naming Oakhurst as beneficiary, proceeds of letters of credit, contract rights, chattel paper, instruments, documents and all other forms of obligations at any time owing to Oakhurst, all guaranties and other security therefor, whether secured or unsecured, all merchandise returned to or repossessed by Oakhurst, and all rights of stoppage in transit and all other rights or remedies of an unpaid vendor, lienor or secured party (collectively, "Receivables").

          All of Oakhurst's now owned and hereafter acquired goods, merchandise or other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in Oakhurst's business or used in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, merchandise or other personal property, and all documents of title or other documents representing them (collectively, "Inventory").

          All of Oakhurst's present and hereafter acquired machinery, molds, machine tools, motors, furniture, equipment, furnishings, fixtures, trade fixtures, motor vehicles, tools, parts, dies, jigs, goods and other tangible personal property (other than Inventory) of every kind and description used in Oakhurst's operations or owned by Oakhurst and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions or improvements to any of the foregoing, wherever located.

          All general intangibles of Oakhurst, whether now owned or hereafter created or acquired by Oakhurst, including, without limitation, all choses in action, causes of action, corporate or other business records, deposit accounts, inventions, designs, drawings, blueprints, trademarks, licenses and patents, names, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, security and other deposits, rights in all litigation presently or hereafter pending for any cause or claim (whether in contract, tort or otherwise), and all judgments now or hereafter arising therefrom, all claims of Oakhurst against Secured Party, rights to purchase or sell real or personal property, rights as a licensor or licensee of any kind, royalties, telephone numbers, proprietary information, purchase orders, and all insurance policies and claims (including without limitation credit, liability, property and other insurance) tax refunds and claims, computer programs, discs, tapes and tape files, claims under guaranties, security interests or other security held by or granted to Oakhurst to secure payment of any of the Receivables by an account Oakhurst, all rights to indemnification and all other intangible property of every kind and nature (other than Receivables).

          All investment property and money of Oakhurst (other than the KTI Collateral), whether now owned or hereafter acquired by Oakhurst, any and all property now or at any time hereafter in Secured Party's possession (including claims and credit balances), and all proceeds (including proceeds of any insurance policies, proceeds of proceeds and claims against third parties), all products and all books and records related to any of the foregoing.




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                                    EXHIBIT B

                                (KTI Collateral)



                                  See attached.






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                                    EXHIBIT C


                         (Copies of KTI Loan Documents)

                                  See attached.





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